Exhibit 10.4

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made as of February 23, 2024, by and among:

(a) Evergy Missouri West, Inc., a Delaware corporation (in its individual capacity, the “Company”), as the Collection Agent (as defined below), and as the servicer of the Securitized Utility Tariff Property referred to below (including any successor in such capacity, the “Property Servicer”);

(b) Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability company (the “Bond Issuer”);

(c) The Bank of New York Mellon Trust Company, National Association, a national banking association, in its capacity as indenture trustee (including any successor in such capacity, the “Bond Trustee”) under the Indenture referred to below;

(d) Evergy Missouri West Receivables Company, a Delaware corporation (“Receivables SPV”); and

(e) The Toronto-Dominion Bank, as Agent (in such capacity, and including any successor agent, the “Agent”) for the Receivables Purchasers referred to below.

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of May 31, 2012 (as amended to the date hereof and as may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Purchase Agreement”), between the Receivables SPV and the Company, the Company has sold and contributed and will hereafter concurrently with origination thereof sell or contribute to the Receivables SPV all of the Company’s right, title and interest in and to the Receivables, Related Security and all proceeds thereof, including all Collections with respect thereto (as such terms are defined in, or by reference in, the Purchase Agreement; and the Receivables, Related Security, Collections and all proceeds thereof are collectively referred to herein as the “Receivables”); and

WHEREAS, pursuant to that certain Amended and Restated Receivables Sale Agreement, dated as of September 4, 2020 (as amended to the date hereof and as may hereafter from time to time be further amended, restated or modified and as supplemented from time to time, the “Receivables Sale Agreement”), by and among the Receivables SPV, the Agent and the financial institutions and other entities party thereto as Purchasers (such Purchasers and the Agent being collectively referred to as the “Receivables Purchasers”), the Receivables SPV has sold an undivided percentage interest in the Receivables (such interest, the “Receivables Interest” and, collectively with the Receivables, the security interest in favor of the Agent in the Company Collection Accounts, the SPV Accounts, the Receivables SPV’s interest, to and under the Purchase Agreement and the revenues, collections, claims, rights, payments, money and proceeds arising from the Receivables, the Receivables Interest, the Agent’s security interest in the Company Collection Accounts, the SPV Accounts and the Purchase Agreement, the “Receivables Property”) to the Receivables Purchasers;

WHEREAS, pursuant to the terms of the Purchase Agreement and the Receivables Sale Agreement, collectively with each related deposit account control agreement, the “Receivables Agreements”, the Company has been appointed as a collection agent and servicer (the “Collection Agent”) and has agreed to provide certain servicing and collection functions with respect to the Receivables;

WHEREAS, pursuant to the terms of that certain Securitized Utility Tariff Property Purchase and Sale Agreement, dated on or around February 23, 2024 (as it may hereafter from time to time be amended, restated or modified, the “Sale Agreement”), between the Bond Issuer and the Company in its capacity as seller, the Company has sold to the Bond Issuer certain “Securitized Utility Tariff Property” (as defined in Section 393.1700.1(18) of the Missouri Revised Statutes) created pursuant to the Amended Report and Order of the Public Service Commission of the State of Missouri, File No. EF-2022-0155, with an issue date of November 17, 2022 and an effective date of November 27, 2022 (the “Financing Order”), including the “Securitized Utility Tariff Charges” created pursuant to the Financing Order (such Securitized Utility Tariff Property is referred to herein as the “Customer Property” and such Securitized Utility Tariff Charges are referred to herein as the “Customer Charges,” and the Customer Property, the Customer Charges and including the revenues, collections, claims, rights, payments, money and proceeds arising therefrom are referred to herein as the “Issuer Property”; provided, however that neither “Customer Charges” nor “Issuer Property” shall include (i) any obligation of an obligor to pay for the delivery or sale by the Company of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area or the Company’s rights to payment of any interest or finance charges in respect of the items described in this clause (i) or proceeds in respect of the items described in this clause (i) or (ii) any Company Collection Account or any SPV Account);

WHEREAS, pursuant to the terms of that certain Indenture dated on or around February 23, 2024 (as it may hereafter from time to time be amended, restated or modified and as supplemented by any supplemental indenture, the Indenture, as supplemented, being collectively referred to herein as the “Indenture”), between the Bond Issuer and the Bond Trustee, the Bond Issuer, among other things, has granted to the Bond Trustee a security interest in the Issuer Property (but not any Receivables Property), to secure, among other things, the bonds issued pursuant to the Indenture (the “Bonds”);

WHEREAS, pursuant to the terms of that certain Securitized Utility Tariff Property Servicing Agreement dated on or around February 23, 2024, a copy of which is attached hereto as Exhibit B (as such agreement may hereafter from time to time be amended, restated or modified, the “Servicing Agreement,” and the Servicing Agreement, together with the Sale Agreement and the Indenture, the “Bond Agreements”), between the Bond Issuer and the Property Servicer, the Property Servicer has agreed to provide for the benefit of the Bond Issuer certain servicing and collection functions with respect to the Issuer Property; and

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WHEREAS, the Receivables and the Issuer Property will be invoiced collectively on single bills sent to the Company’s retail customers (the “Customers”), which Customers are obligated to pay both the Receivables and the Customer Charges, and the parties hereto wish to agree upon their respective rights relating to the Receivables Property and the Issuer Property, collections and proceeds of the foregoing and any bank accounts into which such collections and proceeds may be deposited, as well as other matters of common interest to them which arise under or result from the coexistence of the Bond Agreements and the Receivables Agreements;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Acknowledgment of Ownership Interests and Security Interests.

(a) Each of the parties hereto hereby acknowledges the ownership interest of the Bond Issuer in the Issuer Property and the security interests granted therein in favor of the Bond Trustee for the benefit of itself and the holders of the Bonds. Each of the parties hereto hereby acknowledges the ownership interest and security interests of the Receivables SPV and the Receivables Purchasers in the Receivables Property. The parties hereto agree that the Issuer Property and the Receivables Property each shall constitute separate property rights notwithstanding that they may be evidenced by a single bill. The Company covenants and agrees to ensure that the face of each bill will identify the amount thereof that constitutes Customer Charges and that the balance thereof shall constitute Receivables. The Company and the Collection Agent further agree that they will not include the Issuer Property in calculating the amount of the Receivables Interest sold, or the Receivables sold or to be sold, under the Receivables Agreements. Accordingly, the Receivables Purchasers and the Collection Agent each acknowledge that, notwithstanding anything in the Receivables Agreements to the contrary, none of such parties has any interest in the Issuer Property, and each of the Bond Trustee, the Bond Issuer and the Property Servicer further acknowledge that, notwithstanding anything in the Bond Agreements to the contrary, none of such parties has any interest in the Receivables Property.

(b) Each of the Agent and the Receivables SPV hereby releases all liens and security interests of any kind whatsoever which the Agent or the Receivables SPV may hold in the Issuer Property.

(c) Each of the Bond Issuer and the Bond Trustee hereby releases all liens and security interests of any kind whatsoever which either of them may hold in the Receivables Property.

SECTION 2. Deposit Accounts.

(a) The parties hereto each acknowledge that Customers make payments in respect of the Issuer Property and the Receivables Property to certain designated accounts of the Company (such accounts being the “Company Collection Accounts”) and that all funds from time to time on deposit in each Company Collection Account are remitted to certain accounts in the name of the Receivables SPV (the “SPV Accounts”) and that such Company Collection Accounts and the SPV Accounts are subject to a security interest of the Agent and account control agreements among the Receivables SPV (if applicable), the Agent, the Company and the applicable account bank. Further, the parties hereto each acknowledge that collections with respect to the Issuer Property and the Receivables Property may from time to time be deposited into one or more designated accounts of the Company (the “Company Accounts” and together with the Company Collection Accounts, the SPV Accounts, the “Deposit Accounts”). Subject to Section 4, the Company, in its capacity as Collection Agent and Property Servicer, agrees to:

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(i) maintain the collections in the Deposit Accounts for the benefit of the Company, the Property Servicer, the Bond Trustee, the Bond Issuer, the Collection Agent, the Receivables SPV, the Agent and the Receivables Purchasers, as their respective interests may appear, subject to the perfected security interests of the Agent in the Company Collection Accounts and the SPV Accounts and the provisions of the Receivables Agreements, the Bond Agreements and this Agreement;

(ii) allocate and remit funds from the Deposit Accounts (x) in the case of collections relating to the Issuer Property, at the times and in the manner specified in the Bond Agreements to the Bond Trustee; and (y) in the case of collections relating to the Receivables Property, to the Receivables Purchasers and the Receivables SPV, at the times and in the manner specified in the Receivables Agreements; provided, that to the extent that any shortfall exists between the aggregate amount billed to Customers in respect of the Customer Charges and the Receivables, on the one hand, and the aggregate amount received from Customers in respect of the Customer Charges and the Receivables, on the other hand, such shortfall will be allocated:

(A) first, between the Customer Charges and the Receivables, to past due balances in chronological order and then to current balances, but in each case, pursuant to the following formula: (x) the amount billed (excluding any billed late fees) with respect to the Customer Charge or Receivable, as applicable, multiplied by (y) the total amount collected, divided by the total amount billed; and

(B) second, to the extent any portion of such shortfall amounts remain, to late payment penalties of (x) the Receivables for the benefit of the Receivables Purchasers to the extent that any such late payment penalties have been pledged to the Receivables Purchasers and (y) otherwise to the Company; and

(iii) maintain records as to the amounts deposited into the Deposit Accounts, the amounts remitted therefrom and the allocation as provided in subclause (ii) (A) above.

(b) The Bond Trustee, the Bond Issuer, the Receivables SPV and the Receivables Purchasers shall each have the right to require an accounting from time to time of collections, deposits, allocations and remittances by the Company relating to amounts received by the Company in respect of the Issuer Property and the Receivables Property. Because of difficulties inherent in allocating collections on a daily basis, the Property Servicer will, for the purposes of determining the amount of collections which are allocable to the Issuer Property, implement the procedures described in Section 7, which allocations (as reported on the daily report provided by the Property Servicer (or any successor thereto) to the Bond Trustee pursuant to Section 6.11(a) of the Servicing Agreement (a copy of which report the Property Servicer hereby agrees to provide to the Agent)), subject to reconciliation as provided in the following sentences, will be deemed conclusive. In the event that the estimated remittances to the Bond Issuer and the Bond Trustee for any calendar month are less than the actual amounts of Customer Charge collections, neither the Bond Issuer nor the Bond Trustee shall have any claims against the Receivables Purchasers for such amounts. In the event that the estimated remittances to the Bond Issuer and the Bond Trustee are greater than the actual amounts of Customer Charge collections, such excess collections shall be held by the Bond Trustee in accordance with the requirements of the Servicing Agreement. Notwithstanding the foregoing, nothing in this paragraph Section 2(b) shall eliminate the right of the Receivables Purchasers and the Agent, as assignees of the Company under the Receivables Agreements, to cause any such reconciliation payments that represent collections of Receivables Property to be paid directly to the Agent or its designee.

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(c) The Bond Trustee and the Bond Issuer waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to collections with respect to Receivables Property, and the Agent and the Receivables SPV waive any interest in deposits to the Deposit Accounts to the extent that they are properly allocable to Issuer Property. Each of the parties hereto acknowledges the respective security interests of the others in amounts on deposit in the Deposit Accounts to the extent of their respective interests as described in this Agreement, the Bond Agreements and the Receivables Agreements.

(d) In no event may the Bond Trustee take any action with respect to the Issuer Property in a manner that would result in the Bond Trustee obtaining possession of, or any control over, Collections of Receivables or any Deposit Account. In the event that the Bond Trustee obtains possession of any Collections related to the Receivables, the Bond Trustee shall notify the Agent of such fact, shall hold them in trust and shall promptly deliver them to the Agent (or its designees) upon request. Except (i) as contemplated by this Section 2 with respect to the Agent’s exercise of control over any of the Company Collection Accounts or the SPV Accounts and (ii) in connection with the Agent notifying Obligors to redirect payments as permitted by the Receivables Agreements after the occurrence of a Termination Event under the Receivables Agreements, in no event may the Agent or the Receivables SPV take any action with respect to the collection of Receivables in a manner that would result in the Agent or the Receivables SPV, as applicable, obtaining possession of, or any control over, collections of Issuer Property. In the event that the Receivables SPV obtains possession of any collections of Issuer Property other than as contemplated by this Section 2, the Company (on behalf of the Receivables SPV) shall notify the Bond Trustee of such fact, and the Company shall promptly deliver them to the Bond Trustee upon request.

(e) To the extent the Agent has exercised exclusive control over any Company Collection Account or SPV Account, it shall allocate the funds on deposit therein related to the Issuer Property in accordance with the information provided to it by the Company and consistent with this Section 2 and Section 7, and shall timely remit such collections related to the Issuer Property at the direction of the Company; provided, however, that the Agent shall be under no duty or obligation to turn over any collections related to Issuer Property unless and until both (i) the Agent has received such information and reports reasonably requested by the Agent detailing the amount of funds then held in the Company Collection Accounts and the SPV Accounts that constitute Collections related to Receivables and the amount of funds that constitute funds related to Issuer Property and (ii) such funds related to Issuer Property constitute available funds and the remittance of such funds to the Bond Trustee does not violate any applicable law or any order of any court or other governmental authority. The Agent agrees to hold any Issuer Property that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the Bond Trustee solely for the purpose of perfecting the security interest granted in such Issuer Property pursuant to the Sale Agreement and the Indenture to the

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Bond Trustee, subject to the terms and conditions of this Section 2. The duties or responsibilities of the Agent under this Section 2 shall be subject to Section 6 and shall be limited solely to holding the Issuer Property as gratuitous bailee and/or gratuitous agent for the benefit of the Bond Trustee for purposes of perfecting the security interest held by the Bond Trustee therein. The agreement of the Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2 is intended to satisfy the requirements of Section 9-313(c) of the UCC.

SECTION 3. Time or Order of Attachment. The acknowledgments contained in Sections 1 and 2 are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages or filings under applicable law.

SECTION 4. Servicing.

(a) Pursuant to Section 2, the Company, in its roles as Collection Agent and Property Servicer, shall allocate and remit funds received from Customers for the benefit of the Bond Issuer, the Bond Trustee, the Receivables SPV and the Receivables Purchasers, respectively, and shall control the movement of such funds out of the Deposit Accounts (such allocation, remittance and deposits hereafter called the “Allocation Services”) in accordance with the terms of this Agreement, the Receivables Agreements and the Bond Agreements. In furtherance of the foregoing, the Company, in its roles as Collection Agent and Property Servicer, shall not allocate or remit collections on Receivables to the Bond Trustee or Bond Issuer.

(b) The parties hereto acknowledge and agree that the same entity must always act as servicer in the performance of the Allocation Services as to both the Bond Agreements and the Receivables Agreements. In the event that the Bond Trustee is entitled to and desires to exercise its right, pursuant to the Bond Agreements, to replace the Company as Property Servicer, or in the event that the Receivables Purchasers are entitled to and desire to exercise their right to replace the Company as Collection Agent, and therefore to terminate the role of the Company as the provider of the Allocation Services hereunder, the party desiring to exercise such right shall promptly give written notice to the other (the “Servicer Notice”) in accordance with the notice provisions of this Agreement and consult with the other with respect to the Person who would replace the Company in such capacities. Any successor to the Company in such capacities shall be agreed to by the Bond Trustee and the Agent within ten (10) Business Days of the date of the Servicer Notice, and such successor shall be subject to satisfaction of the Rating Agency Condition (as defined below) and otherwise satisfy the provisions of the Servicing Agreement and the Receivables Agreements. If no agreement occurs within such ten (10) Business Days, the Bond Trustee or the Agent may petition a court of competent jurisdiction for the appointment of a successor servicer. “Business Day” means any day other than a Saturday, Sunday, or any holiday for national banks or any New York banking corporation in New York, New York. The Person named as replacement collection agent in accordance with this Section 4 is referred to herein as the “Replacement Allocation Agent.” The parties hereto agree that any entity succeeding to the rights of the Company as Collection Agent or as Property Servicer shall be the same entity.

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(c) Anything in this Agreement to the contrary notwithstanding, any action taken by the Bond Trustee or the Agent to appoint a Replacement Servicer pursuant to this Section 4 shall be subject to the Rating Agency Condition. For the purposes of this Agreement, the “Rating Agency Condition” has the meaning set forth on Exhibit C hereto. The parties hereto acknowledge and agree that the approval or the consent of the rating agencies which is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

SECTION 5. Sharing of Information. The parties hereto agree to cooperate with each other and make available to each other or any Replacement Allocation Agent any and all records and other data relevant to the Issuer Property and the Receivables Property which they may have in their possession or may from time to time receive from the Company, the Property Servicer or the Collection Agent or any successor hereto or thereto, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same. The Receivables SPV hereby agrees that the Collection Agent may provide such records and other data as may be held by the Collection Agent, for the benefit of the Receivables SPV, and the Receivables SPV and the Company consents to the release of information regarding the Receivables SPV and the Company pursuant to this Section 5.

SECTION 6. No Joint Venture; No Fiduciary Obligations; Etc.

(a) Nothing herein contained shall be deemed as effecting a joint venture or partnership among any of the Company, the Bond Issuer, the Bond Trustee, the Property Servicer, the Agent, the Collection Agent and the Receivables SPV.

(b) Neither the Receivables SPV nor the Agent is the agent of, or owes any fiduciary obligation to, the Bond Trustee, the Bond Issuer, the bondholders or any other party under this Agreement. Each of the Bond Trustee (on behalf of itself and the bondholders), the Bond Issuer and the Company hereby waives any right that it may now have or hereafter acquire to make any claim against the Receivables SPV or the Agent, in their respective capacities as such, on the basis of any such fiduciary obligation hereunder. Neither the Bond Trustee nor the Bond Issuer is the agent of, or owes any fiduciary obligation to, the Receivables SPV or the Agent or any other party under this Agreement. Each of the Agent, the Company and the Receivables SPV hereby waives any right that it may now have or hereafter acquire to make any claim against the Bond Trustee or the Bond Issuer on the basis of any such fiduciary obligation hereunder.

(c) Notwithstanding anything herein to the contrary, none of the Receivables SPV, the Agent, the Bond Trustee or the Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the Indenture, the Servicing Agreement, any Receivables Agreement or applicable law.

(d) None of the Receivables SPV, the Agent, the Bond Trustee or the Bond Issuer nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each of the Receivables SPV, the Agent, the Bond Trustee and the Bond Issuer: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for

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any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile or other electronic transmission) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

SECTION 7. Method of Adjustment and Allocation. Each of the parties hereto acknowledges that the Property Servicer will adjust, calculate and allocate payments of Customer Charges in accordance with the calculation methodology specified on Exhibit D hereto and the true-up mechanism described on Exhibit D hereto, and each of the parties hereto hereby acknowledges that neither the Agent nor any other Receivables Purchasers shall be deemed or required under this Agreement to have any knowledge of or responsibility for any such adjustment, calculation and allocation. Accordingly, each of the Receivables Purchasers may, solely for the purposes of this Agreement, conclusively rely on the accuracy of the calculations of the Property Servicer in making such adjustments, calculations and allocations. Any other provision of this Agreement notwithstanding, nothing in this Agreement shall relieve the Collection Agent of any of its obligations to make payments in accordance with the terms of the Receivables Agreements, nor shall anything in this Agreement relieve the Property Servicer of its obligations under the Servicing Agreement.

SECTION 8. Termination. This Agreement shall terminate upon the payment in full of the Bonds, or, if earlier, the termination of the Receivables Agreements, except that the understandings and acknowledgements contained in Sections 1, 2, 3, 6, 7, 15 and 18 shall survive the termination of this Agreement. The Company hereby covenants and agrees to promptly notify each of the other parties hereto of the termination of the Receivables Agreements or the payment in full of the Bonds.

SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK), BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

(b) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, each party hereto hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the City of New York, State of New York; each party hereto agrees that service by registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 17 hereof shall be valid and sufficient for all purposes; and each party hereto agrees to,

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and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan. Each of the Company, the Receivables SPV, Property Servicer, Collection Agent and the Bond Issuer irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action or proceeding and taking all such acts as may be necessary or appropriate in order to confer jurisdiction over it by such state or U.S. federal court in the Borough of Manhattan, and each of such parties stipulates that such appointment is irrevocable and coupled with an interest.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10. Further Assurances. Promptly following the date hereof, the Agent agrees to file or cause to be filed each of the UCC-3 financing statement amendments set forth on Exhibit E hereto.

SECTION 11. Limitation on Rights of Others. This Agreement is solely for the benefit of the parties hereto, the holders of the Bonds and the Receivables Purchasers, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

SECTION 12. Amendments. Any amendment to this Agreement must be in writing and signed by the parties hereto; provided, that the Bond Issuer shall not enter into any amendment to this Agreement unless any applicable Rating Agency Condition has been satisfied.

SECTION 13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 15. Nonpetition Covenant.

(a) Notwithstanding any prior termination of this Agreement or the Indenture, each of the parties covenants that it shall not, prior to the date which is one year and one day after payment in full of the last outstanding Bonds, acquiesce, petition or otherwise invoke or cause the Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bond Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Bond Issuer.

(b) Notwithstanding any prior termination of this Agreement or the Receivables Purchase Agreement, each of the parties hereto other than the Agent hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Receivables Purchase Agreement and the payment in full of all amounts owing by the Receivables SPV thereunder, acquiesce, petition or otherwise invoke or cause the Receivables SPV to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Receivables SPV under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Receivables SPV or any substantial part of the property of the Receivables SPV, or ordering the winding up or liquidation of the affairs of the Receivables SPV.

SECTION 16. Trustees. The Bank of New York Mellon Trust Company, National Association, as Bond Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture as in effect on the date hereof and without giving effect to any amendment, restatement, supplement or other modification thereof.

SECTION 17. Notices, Etc. Any notice provided or permitted by this Agreement to be made upon, given or furnished to or filed with any party hereto shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to the applicable party at its address set forth on Exhibit A hereto or, as to any party, at such other address as shall be designated by such party by written notice to the other parties hereto.

SECTION 18. Indemnification.

(a) Without limiting any other rights that the Agent, the Bond Trustee and their respective assigns, officers, directors, agents and employees (each, an “Indemnified Party”) may have hereunder, under the Receivables Agreements or the Bond Agreements, as applicable, or under applicable law, the Company hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including all reasonable and documented fees, costs, expenses and disbursements of external counsel engaged by such Indemnified Party) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement; excluding, however, Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Indemnified Party seeking indemnification. The Company shall pay on demand to the applicable Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which such Indemnified Party is entitled to receive hereunder.

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(b) If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless for any Indemnified Amount, then the Company shall contribute to such Indemnified Party the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its affiliates on the one hand and such Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company and its affiliates and such Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to each Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Indemnified Parties.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EVERGY MISSOURI WEST, INC., as Company, as Property Servicer and as Collection Agent

By:	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Vice President, Corporate Planning and Treasurer

EVERGY MISSOURI WEST STORM FUNDING I, LLC, as Bond Issuer

By:	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Manager and President

EVERGY MISSOURI WEST RECEIVABLES COMPANY, as Receivables SPV

By:	/s/ Michael Pater
	Name:	Michael Pater
	Title:	President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Bond Trustee

By:	/s/ David H. Hill
	Name:	David H. Hill
	Title:	Vice President

Signature Page to

Intercreditor Agreement

THE TORONTO-DOMINION BANK, as Agent

By:	/s/ Luna K. Mills
	Name:	Luna K. Mills
	Title:	Managing Director

Signature Page to

Intercreditor Agreement

EXHIBIT A

NOTICE ADDRESSES

Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missouri 64105

Attention: Geoffrey Ley, Vice President, Corporate Planning & Treasurer

Telephone: (214) 701-0345

Email: Geoffrey.ley@evergy.com

Evergy Missouri West Storm Funding I, LLC

1200 Main Street

Kansas City, Missouri 64105

Attention: Geoffrey Ley, Vice President, Corporate Planning & Treasurer

Telephone: (214) 701-0345

Email: Geoffrey.ley@evergy.com

Evergy Missouri West Receivables Company

3883 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

Attn: Mike Pater, President

Tel: (913) 488-1934

Email: michael.pater@evergy.com

The Bank of New York Mellon Trust Company, N.A.

Attn: ABS Structured Finance

311 S. Wacker Drive, Suite 6200B, Mailbox #44

Chicago, Illinois 60606

Email: maricela.marquez@bnymellon.com

The Toronto-Dominion Bank

TD North Tower, 25th Floor

77 King Street West

Toronto, ON, M5K 1A2

Attention: ASG Asset Securitization

Email: asgoperations@tdsecurities.com

With a copy to:

Email: Nicolas.Mounier@tdsecurities.com and

ConduitFundingUS@tdsecurities.com

EXHIBIT B

SERVICING AGREEMENT

(Attached.)

Exhibit 10.1

SECURITIZED UTILITY TARIFF PROPERTY SERVICING AGREEMENT

by and between

EVERGY MISSOURI WEST STORM FUNDING I, LLC,

Issuer

and

EVERGY MISSOURI WEST, INC.,

Servicer

Acknowledged and Accepted by

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Trustee

Dated as of February 23, 2024

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ANNEXES, SCHEDULES AND EXHIBITS

ANNEX I	Servicing Procedures

SCHEDULE 4.01	Expected Amortization Schedule

Exhibit A	Form of Monthly Servicer’s Certificate
Exhibit B	Form of Semi-Annual Servicer’s Certificate
Exhibit C	Form of Servicer’s Regulation AB Certificate
Exhibit D	Form of Reconciliation Certificate

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This SECURITIZED UTILITY TARIFF PROPERTY SERVICING AGREEMENT, dated as of February 23, 2024 (this “Agreement”) by and between EVERGY MISSOURI WEST STORM FUNDING I, LLC, a Delaware limited liability company, as issuer (the “Issuer”), and EVERGY MISSOURI WEST, INC. (“Evergy Missouri West”), a Delaware corporation, as servicer (the “Servicer”), and acknowledged and accepted by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order, Evergy Missouri West, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Securitized Utility Tariff Property created pursuant to the Securitization Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Securitized Utility Tariff Property relating to the Securitized Utility Tariff Bonds and in order to collect the associated Securitized Utility Tariff Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining Annual True-Up Adjustments, Semi-Annual True-Up Adjustments and Interim True-Up Adjustments from the MPSC and the Servicer desires to be so engaged;

WHEREAS, the Securitized Utility Tariff Charge Collections initially will be commingled with other funds collected by the Servicer;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as the Indenture Trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) Non-capitalized terms used herein which are defined in the Revised Statutes of Missouri shall, as the context requires, have the meanings assigned to such terms in the Revised Statutes of Missouri, but without giving effect to amendments to the Revised Statutes of Missouri after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01. Appointment of Servicer; Acceptance of Appointment.

Subject to Section 6.05 and Article VII, the Issuer hereby appoints the Servicer, and the Servicer, as an independent contractor, hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. Authorization.

With respect to all or any portion of the Securitized Utility Tariff Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the MPSC. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

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SECTION 2.03. Dominion and Control Over the Securitized Utility Tariff Property.

Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Securitized Utility Tariff Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Securitized Utility Tariff Property securing the Securitized Utility Tariff Bonds and the Securitized Utility Tariff Property Records for the Securitized Utility Tariff Bonds. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Revised Statutes of Missouri, the MPSC Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Securitized Utility Tariff Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF SERVICER

SECTION 3.01. Duties of Servicer.

The Servicer, as agent for the Issuer, shall have the following duties:

(a) Duties of Servicer Generally. The Servicer’s duties in general shall include management, servicing and administration of the Securitized Utility Tariff Property; obtaining meter reads, calculating electric usage, billing, collections and posting of all payments in respect of the Securitized Utility Tariff Property; responding to inquiries by Customers, the MPSC, or any federal, local or other state governmental authorities with respect to the Securitized Utility Tariff Property or Securitized Utility Tariff Charges; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances pursuant to the Financing Order and each Tariff; furnishing periodic reports and current reports to the Issuer, the Indenture Trustee and the Rating Agencies; collecting applicable sales, franchise and other similar taxes on the Securitized Utility Tariff Charges and remitting such taxes to the appropriate taxing authority on a timely basis; and taking action in connection with True-Up Adjustments as set forth herein. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified and limited in their entirety by any MPSC Regulations, the Securitization Law, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein includes references to both kilowatt hour consumption and kilowatt demand.

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(b) Reporting Functions.

(i) Monthly Servicer’s Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Securitized Utility Tariff Charge Payments received by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii) Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies in writing if it becomes aware of any Requirements of Law or MPSC Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitized Utility Tariff Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Securitized Utility Tariff Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitized Utility Tariff Charges.

(iv) Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual Servicer’s Regulation AB Certificate described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Depositor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (ii) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Depositor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.

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(c) Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the MPSC and the Missouri Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the Securitized Utility Tariff Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii) within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the MPSC and the Missouri Secretary of State and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Securitization Law to maintain the Liens of the Indenture Trustee in the Securitized Utility Tariff Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

SECTION 3.02. Servicing and Maintenance Standards.

On behalf of the Issuer, the Servicer shall (a) manage, service, administer, bill, collect and calculate Securitized Utility Tariff Charges in accordance with the Securitization Law and post collections in respect of the Securitized Utility Tariff Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable MPSC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in Missouri in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Securitized Utility Tariff Property and to bill and collect the Securitized Utility Tariff Charges; (d) comply with all Requirements of Law, including all applicable MPSC Regulations and guidelines, applicable to and binding on it relating to the Securitized Utility Tariff

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Property; (e) file all MPSC notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Securitized Utility Tariff Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitized Utility Tariff Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03. Annual Reports on Compliance with Regulation AB.

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (A) March 31 of each year or (B) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a certificate from a Responsible Officer of the Servicer (each such certificate, a “Servicer’s Regulation AB Certificate”) (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect. The Servicer’s Regulation AB Certificates shall be in the form of Exhibit C attached hereto, with such changes as may be required to conform to the applicable securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C attached to the Indenture.

(c) The initial Servicer, in its capacity as Depositor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Depositor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Depositor, shall not voluntarily suspend or terminate its filing obligations as Depositor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Depositor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

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SECTION 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (A) March 31 of each year, beginning March 31, 2025, or (B) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2025, the period of time from the date of this Agreement until December 31, 2024), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Exhibit C. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer subject to the Indenture Trustee’s rights, privileges, protections and immunities under the Indenture, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01. True-Up Adjustments.

From time to time, until the Retirement of the Securitized Utility Tariff Bonds, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule for the Securitized Utility Tariff Bonds is attached hereto as Schedule 4.01(a). If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

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(b) True-Up Adjustments.

(i) Annual True-Up Adjustments. At least thirty (30) days prior to each Annual Adjustment Date (and beginning twelve months prior to the Scheduled Final Payment Date, on each Quarterly Adjustment Date), the Servicer shall: (A) for each of the First Payment Period and Second Payment Period, update the data and assumptions underlying the calculation of the Securitized Utility Tariff Charges, including the electric sales forecast for all Customers for the forthcoming year, the Periodic Principal, interest, estimated fees and all other Operating Expenses, the Average Days Sales Outstanding and system-wide write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the First Payment Period and Second Payment Period based on such updated data and assumptions and adjusting for (i) Securitized Utility Tariff Charge Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) Securitized Utility Tariff Charge Collections to be collected at the then current Securitized Utility Tariff Charge rates after the Calculation Cut-Off Date; (C) determine the Securitized Utility Tariff Charges adjusted for line loss for each voltage level class through the next succeeding Annual Adjustment Date based on such Periodic Billing Requirements and the terms of the Financing Order; (D) make all required notice and other submissions with the MPSC to reflect the revised Securitized Utility Tariff Charges; and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicer shall implement the revised Securitized Utility Tariff Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual Adjustment Date.

(ii) Semi-Annual True-Up Adjustments. At least thirty (30) days prior to each Semi-Annual Adjustment Date the Servicer shall: (A) for the Second Payment Period and the next succeeding Payment Period, update the data and assumptions underlying the calculation of the Securitized Utility Tariff Charges, including the electric sales forecast for all Customers for the forthcoming year, Periodic Principal, interest and estimated fees and all other Operating Expenses, the Average Days Sales Outstanding and system-wide write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the Second Payment Period and the next succeeding Payment Period based on such updated data and assumptions and adjusting for (i) Securitized Utility Tariff Charge Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) Securitized Utility Tariff Charge Collections to be collected at the then-current Securitized Utility Tariff Charge rates after the Calculation Cut-Off Date; and (C) based upon such updated data and requirements, project whether existing and projected Securitized Utility Tariff Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Securitized Utility Tariff Bond during such Payment Period, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level. If the Servicer determines that Securitized Utility Tariff Charges will not be sufficient for such purposes, the Servicer shall, no later than forty-five (45) days prior to the Semi-Annual Adjustment Date): (1) determine the Securitized Utility Tariff Charges adjusted for line loss for each voltage class

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through the Annual Adjustment Date based on such Periodic Billing Requirement and the terms of the Financing Order; (2) make all required notice and other submissions with the MPSC to reflect the revised Securitized Utility Tariff Charges; and (3) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

(iii) Interim True-Up Adjustments. If at any time the Servicer forecasts that Securitized Utility Tariff Charge Collections will be insufficient to meet the Periodic Payment Requirement during the First Payment Period or Second Payment Period, the Servicer may: (A) for each of the First Payment Period and Second Payment Period, update the data and assumptions underlying the calculation of the Securitized Utility Tariff Charges, including the electric sales forecast for all Customers for the forthcoming year, Periodic Principal, interest and estimated fees and all other Ongoing Financing Costs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the First Payment Period and Second Payment Period based on such updated data and assumptions and adjusting for (i) Securitized Utility Tariff Charge Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) Securitized Utility Tariff Charge Collections to be collected at the then-current Securitized Utility Tariff Charge rates after the Calculation Cut-Off Date; and (C) based upon such updated data and requirements, project whether existing and projected Securitized Utility Tariff Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Securitized Utility Tariff Bond during such Payment Period, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level. If the Servicer determines that Securitized Utility Tariff Charges will not be sufficient for such purposes, the Servicer shall, no later than forty-five (45) days prior to the proposed effective date of the revised Securitized Utility Tariff Charges (provided that such effective date shall be on the first calendar day of a month): (1) determine the Securitized Utility Tariff Charges adjusted for line loss for each voltage class through the Annual Adjustment Date based on such Periodic Billing Requirement and the terms of the Financing Order; (2) make all required notice and other submissions with the MPSC to reflect the revised Securitized Utility Tariff Charges; and (3) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

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(c) Reports.

(i) Notification of True-Up Adjustments. Whenever the Servicer submits a true-up adjustment filing to the MPSC, the Servicer shall send a copy of such submission or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such filing) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Securitized Utility Tariff Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii) Semi-Annual Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B attached hereto (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Securitized Utility Tariff Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(a)	the amount of the payment to Holder allocable to principal, if any;

(b)	the amount of the payment to Holders allocable to interest;

(c)	the aggregate Outstanding Amount of the Securitized Utility Tariff Bonds, before and after giving effect to any payments allocated to principal reported under clause (a) above;

(d)	the difference, if any, between the amount specified in clause (c) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(e)	any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(f)	the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii) Reports to Customers.

(a)

After each revised Securitized Utility Tariff Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable MPSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Securitized Utility Tariff Charges.

(b)

The Servicer shall comply with the requirements of the Financing Order with respect to the identification of Securitized Utility Tariff Charges on Bills. As provided in the Financing Order, Securitized Utility Tariff Charges shall be identified as a separate line item on Bills which include both the rate and the amount of the Securitized Utility Tariff Charge.

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(iv) Reconciliation Certificates. The Servicer shall provide to the Indenture Trustee within sixty (60) days of each Payment Date, a Reconciliation Certificate in the form of Exhibit D hereto, in accordance with Section 6.11(c) of this Agreement.

SECTION 4.02. Limitation of Liability.

(a)	The Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement), by the MPSC in any way related to the Securitized Utility Tariff Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Securitized Utility Tariff Charges and the scheduled adjustments thereto.

(iii) Except to the extent the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitized Utility Tariff Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the Average Days Sales Outstanding, or system-wide write-offs, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitized Utility Tariff Bond generally, except only to the extent that the same is caused by the Servicer’s gross negligence, willful misconduct or bad faith.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

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ARTICLE V

THE SECURITIZED UTILITY TARIFF PROPERTY

SECTION 5.01. Custody of Securitized Utility Tariff Property Records.

To assure uniform quality in servicing the Securitized Utility Tariff Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Securitized Utility Tariff Property, including copies of the Financing Order, Issuance Advice Letter and true-up adjustment filings, relating thereto and all documents filed with the MPSC in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Securitized Utility Tariff Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Securitized Utility Tariff Property.

SECTION 5.02. Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the Securitized Utility Tariff Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitized Utility Tariff Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Securitized Utility Tariff Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Securitized Utility Tariff Property Records. The Servicer’s duties to hold the Securitized Utility Tariff Property Records set forth in this Section 5.02, to the extent the Securitized Utility Tariff Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Securitized Utility Tariff Bonds are Outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain the Securitized Utility Tariff Property Records at 1200 Main Street, Kansas City, Missouri 64105 or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Securitized Utility Tariff Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Securitized Utility Tariff Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

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(d) Defending Securitized Utility Tariff Property Against Claims. The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to attempt to block or overturn any attempts to cause a repeal, modification or supplement to the Securitization Law or the Financing Order or the rights of holders of Securitized Utility Tariff Property by legislative enactment, voter initiative, constitutional amendment or other means that would be materially adverse to Bondholders and (ii) to compel performance by the MPSC or the State of Missouri of any of their obligations or duties under the Securitization Law, the Financing Order and any true-up adjustment. The costs of any such action shall be payable from Securitized Utility Tariff Charge Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder).

(e) Seeking to Prevent Expansions of Exemptions. The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to prevent the granting by the State of Missouri or the MPSC, after the Closing Date, of any material exemptions from the obligation to pay Securitized Utility Tariff Charges that are not expressly provided for in the Securitization Law and that violate the State Pledge or any other obligations of the State of Missouri or the MPSC under the Securitization Law or the Financing Order, including any failure of the MPSC to require any municipal entity which acquires any portion of the service territory of Evergy Missouri West to impose, collect and remit the Securitized Utility Tariff Charges. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder.

SECTION 5.03. Custodian’s Indemnification.

The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Securitized Utility Tariff Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

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SECTION 5.04. Effective Period and Termination.

The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with Section 6.05 of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Securitized Utility Tariff Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01. Representations and Warranties of Servicer.

The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Securitized Utility Tariff Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Securitized Utility Tariff Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the State of Delaware, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted by it and to service the Securitized Utility Tariff Property and hold the Securitized Utility Tariff Property Records, and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Securitized Utility Tariff Property and to hold the Securitized Utility Tariff Property Records as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Securitized Utility Tariff Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Securitized Utility Tariff Property).

(c) Power and Authority. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

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(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Servicer, or any indenture, material agreement or other instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument other than the Basic Documents or any lien created pursuant to the Securitization Law; nor violate any existing law or any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) No Proceedings. There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Securitized Utility Tariff Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Securitized Utility Tariff Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Securitized Utility Tariff Bonds as debt.

(g) Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV hereof.

(h) Reports and Certificates. Each report or certificate delivered in connection with the Issuance Advice Letter or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

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SECTION 6.02. Indemnities of Servicer; Release of Claims.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and the Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its obligations and duties or observance of its covenants under this Agreement or (ii) the Servicer’s material breach of any of its representations or warranties that results in a Servicer Default under this Agreement, except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a material breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of Evergy Missouri West (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

(e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Securitized Utility Tariff Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Securitized Utility Tariff Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

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(f) Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

SECTION 6.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer.

Any Person (a) into which the Servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the Servicer, (b) that results from the division of the Servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the Servicer, (c) that may result from any merger or consolidation to which the Servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the Servicer, or (d) that may otherwise succeed to all or substantially all of the electric distribution business of the Servicer, shall be the successor to the Servicer under this Agreement; provided, however, that (i) such successor must execute an agreement of assumption to perform every obligation of the Servicer hereunder, (ii) immediately after giving effect to such transaction, no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Officers’ Certificate and

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an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iv) prior written notice shall have been delivered to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i) and (ii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) and (d) above. If all the conditions to any such assumption are met, then the prior Servicer will automatically be released from all of its obligations under this Agreement, other than those that specifically survive a termination of this Agreement.

SECTION 6.04. Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be liable to the Issuer, the Indenture Trustee, the Bondholders or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to or incidental to its duties to service the Securitized Utility Tariff Property in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from Securitized Utility Tariff Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder.

SECTION 6.05. Evergy Missouri West Not to Resign as Servicer.

Subject to the provisions of Section 6.03, Evergy Missouri West shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon either (a) a determination by Evergy Missouri West that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied and (ii) the MPSC shall have approved such resignation. Notice of any such determination permitting the resignation of Evergy Missouri West pursuant to clause (a) shall be communicated to the Issuer, the Indenture Trustee and the

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Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee, with a copy to the MPSC, concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Evergy Missouri West in accordance with Section 7.02. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Evergy Missouri West in accordance with Section 7.02.

SECTION 6.06. Servicing Compensation.

(a) In consideration for its services hereunder, until the Retirement of the Securitized Utility Tariff Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the initial principal amount of the Securitized Utility Tariff Bonds for so long as Evergy Missouri West or an Affiliate of Evergy Missouri West is the Servicer or (ii) if Evergy Missouri West or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee acting at the direction of the Holders of a majority of the Securitized Utility Tariff Bonds, provided that such fee shall not exceed 0.60% of the initial principal amount of the Securitized Utility Tariff Bonds unless such higher rate is approved by the MPSC, plus, in either case, reasonable out-of-pocket administrative expenses to cover the Servicer’s incremental costs and expenses in servicing the Securitized Utility Tariff Bond. The Servicing Fee owing shall be calculated based on the initial principal amount of the Securitized Utility Tariff Bonds and shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date (provided that the first payment may be adjusted for a longer or shorter first Payment Period). The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on Securitized Utility Tariff Charge Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers; provided, however, that if the Servicer has failed to remit the Daily Remittance to the General Subaccount of any Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during the period that the Securitized Utility Tariff Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(b) The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

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(c) The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered an Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07. Compliance with Applicable Law.

The Servicer covenants and agrees, in servicing the Securitized Utility Tariff Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Securitized Utility Tariff Property the noncompliance with which would have a material adverse effect on the value of the Securitized Utility Tariff Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.08. Access to Certain Records and Information Regarding Securitized Utility Tariff Property.

The Servicer shall provide to the Indenture Trustee access to the Securitized Utility Tariff Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09. Appointments.

The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of Evergy Missouri West, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Securitized Utility Tariff Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitized Utility Tariff Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10. No Servicer Advances.

The Servicer shall not make any advances of interest on or principal of the Securitized Utility Tariff Bonds.

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SECTION 6.11. Remittances.

(a) On each Servicer Business Day, after the Billing Commencement Date, the Servicer shall remit to the General Subaccount of the Collection Account the total Estimated Securitized Utility Tariff Charge Collections estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day in respect of all previously billed Securitized Utility Tariff Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Securitized Utility Tariff Bond Collateral which it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all Securitized Utility Tariff Charge Payments collected by it and any other proceeds for the Securitized Utility Tariff Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Securitized Utility Tariff Charge Payments collected by it in accordance with this Agreement except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06.

(c) Not less often than semi-annually (except in the case of the first reconciliation after the first Payment Date, which may be longer than six months), the Servicer will compare Actual Securitized Utility Tariff Charge Collections to the Estimated Securitized Utility Tariff Charge Collections that have been remitted to the Indenture Trustee. Such reconciliation will be conducted within sixty (60) days of each Payment Date and reflected in a Reconciliation Certificate delivered to the Indenture Trustee in the form attached hereto as Exhibit D. The Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the immediately preceding Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the General Subaccount of the Collection Account within ten (10) days, or (B) if an Excess Remittance exists, the Servicer will reduce the Daily Remittance(s) over the next month following the date of the Reconciliation Certificate to the Indenture Trustee. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d) The Servicer acknowledges and agrees that the Issuer is the owner of and has the legal right to all Securitized Utility Tariff Charges received by the Servicer, and that the daily and reconciliation calculations and remittances permitted by this Servicing Agreement, which are based upon estimates of the Securitized Utility Tariff Charges received by the Servicer, is made for convenience and cost effectiveness given the current billing system of the Servicer. The Servicer agrees that in the event any Servicer Default hereunder, the Servicer, upon demand of the Indenture Trustee (acting at the written direction of the Holders), will promptly, but not later than 60 days follow such request, provide to the Indenture Trustee a reconciliation of actual Securitized Utility Tariff Charges received by the Servicer and the Securitized Utility Tariff Charges remitted by the Servicer.

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(e) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Default.

If any one or more of the following events (each, a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b) any failure on the part of the Servicer or, so long as the Servicer is Evergy Missouri West or an Affiliate thereof, any failure on the part of Evergy Missouri West, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or Evergy Missouri West, as the case may be, set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or Evergy Missouri West, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or Evergy Missouri West, as the case may be, by the Indenture Trustee (acting at the written direction of the Holders) or (B) such failure is discovered by an officer of the Servicer; or

(c) any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Business Days; or

(d) any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee (acting at the written direction of the Holders) after such failure is discovered by an officer of the Servicer; or

(e) an Insolvency Event occurs with respect to the Servicer or Evergy Missouri West;

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then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Securitized Utility Tariff Bonds evidencing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Bondholders) (a “Termination Notice”) may terminate all the rights and obligations of the Servicer, subject to compliance with Section 7.02. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the MPSC for sequestration and payment of revenues arising with respect to the Securitized Utility Tariff Property: (i) the Holders of any Securitized Utility Tariff Bonds and any Indenture Trustee or representative thereof as beneficiaries of any statutory or other Lien permitted by the Securitization Law; (ii) the Issuer or its assignees; or (iii) pledgees or transferees, including transferees under Section 393.1700.5.(1)(c) of the Securitization Law, of the Securitized Utility Tariff Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securitized Utility Tariff Bonds, the Securitized Utility Tariff Property, the Securitized Utility Tariff Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitized Utility Tariff Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Securitized Utility Tariff Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitized Utility Tariff Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Securitized Utility Tariff Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Evergy Missouri West as Servicer shall not terminate Evergy Missouri West’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s termination, removal or resignation hereunder, the Issuer shall appoint a successor Servicer with the Indenture Trustee’s prior written consent thereto (acting at the written direction and the consent, which shall not be unreasonably withheld, of the Holders of a majority

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of the Securitized Utility Tariff Bonds) and the written approval of the MPSC, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Indenture Trustee. If within 30 days after the delivery of the Termination Notice, the Issuer shall not have obtained such a new Servicer, the Indenture Trustee may petition the MPSC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under MPSC Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement. In no event shall the Indenture Trustee be liable for its or the Issuer’s appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03. Waiver of Past Defaults.

The Holders of Securitized Utility Tariff Bonds evidencing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds may, on behalf of all Bondholders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Indenture Trustee for deposit into the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04. Notice of Servicer Default.

The Servicer shall deliver to the Issuer, the Indenture Trustee, the MPSC and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Amendment.

(a) This Agreement may be amended in writing by the Servicer and the Issuer with five Business Days’ prior written notice given to the Rating Agencies ,Indenture Trustee, and Bondholders evidencing not less than a majority of the outstanding amount of the Securitized Utility Tariff Bonds, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement, (ii) to add additional Securitized Utility Tariff Property under this Agreement or (iii)

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for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that any such amendment pursuant to clause (iii) shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Bondholder. For purposes of this paragraph (a), any amendment that increases the Servicing Fee payable to a successor Servicer shall not be treated as adversely affecting the interests of any Bondholder so long as the Servicing Fee is within the range approved in the Financing Order.

(b) This Agreement may also be amended in writing from time to time by the Servicer and the Issuer with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and the prior written consent of the Holders of Securitized Utility Tariff Bonds evidencing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds affected by any such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, Securitized Utility Tariff Charge Collections or (ii) reduce the aforesaid percentage of the Outstanding Amount of Securitized Utility Tariff Bonds, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Securitized Utility Tariff Bonds.

Promptly after the execution of any such amendment and the requisite consents, the Issuer shall furnish written notification of the substance of such amendment to the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of Bondholders pursuant to this Section 8.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(c) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(d) Notwithstanding Sections 8.01(a) or 8.01(b), or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee, the MPSC and the Rating Agencies, but without the consent of the Indenture Trustee, the MPSC, any Rating Agency or any Bondholder, solely to address changes to the Servicer’s method of calculating Securitized Utility Tariff Charge Payments received as a result of changes to the Servicer’s current computerized customer information system or to address the manner of presenting Securitized Utility Tariff Charges on the Bills of Customers; provided that any such amendment shall not have or cause a material adverse effect on the Bondholders.

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SECTION 8.02. Maintenance of Accounts and Records.

(a) The Servicer shall maintain accounts and records as to the Securitized Utility Tariff Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Securitized Utility Tariff Charge Payments received by the Servicer and Securitized Utility Tariff Charge Collections from time to time deposited into the Collection Account.

(b) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Securitized Utility Tariff Property and the Securitized Utility Tariff Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03. Notices.

Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of, this Agreement shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a) in the case of the Servicer, to Evergy Missouri West, Inc., at 1200 Main Street, Kansas City, Missouri 66612, Attention: Heather A. Humphrey, Senior Vice President, Telephone: (816) 556-2200;

(b) in the case of the Issuer, to Evergy Missouri West Storm Funding I, LLC, 818 S. Kansas Avenue, Topeka, Kansas 66612, Attention: Brett Lovell, Manager, Treasury and Secretary, Telephone: (785) 575-6300;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of the MPSC, to Missouri Public Service MPSC at P.O. Box 360, 200 Madison Street, Jefferson City, MO 65102-0360, Attention: Nancy Dippell, Secretary and Chief RLJ, Telephone: (573) 751-3234 or (800) 392-4211;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (for servicer reports and other reports) and ABSCORMonitoring@moodys.com (for all other notices) (all such notices to be delivered to Moody’s in writing by email);

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(f) in the case of S&P, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); and

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04. Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05. Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitized Utility Tariff Property or Securitized Utility Tariff Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 8.06. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07. Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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SECTION 8.08. Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09. Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 8.10. Assignment to Indenture Trustee.

(a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.11. Nonpetition Covenants.

Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the MPSC’s right to order the sequestration and payment of revenues arising with respect to the Securitized Utility Tariff Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Securitized Utility Tariff Property pursuant to Section 393.1700.5.(2)(b) of the Securitization Law, the Servicer shall not, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 8.12. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

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SECTION 8.13. Rule 17g-5 Compliance.

The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Securitized Utility Tariff Bonds or undertaking credit rating surveillance of the Securitized Utility Tariff Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

ISSUER:

EVERGY MISSOURI WEST STORM FUNDING I, LLC, a Delaware limited liability company

By:	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Manager and President

SERVICER:

EVERGY MISSOURI WEST, INC., a Delaware corporation

By:	/s/ Geoffrey T. Ley
	Name:	Geoffrey T. Ley
	Title:	Vice President, Corporate Planning and Treasurer

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Indenture Trustee

By:	/s/ David H. Hill
	Name:	David H. Hill
	Title:	Vice President

Signature Page to

Securitized Utility Tariff Property Servicing Agreement

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Securitized Utility Tariff Property Servicing Agreement (the “Agreement”) to which this Annex I is attached.

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Average Days Sales Outstanding” means the weighted average number of days Evergy Missouri West monthly bills to Customers remain outstanding during the calendar year preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement.

“Billed Securitized Utility Tariffs” means the amounts of Securitized Utility Tariff Charges billed by the Servicer, whether billed directly to Customers by the Servicer.

“Securitized Utility Tariff Charge Revenues” means the revenues from Customers by the Servicer from the Billed Securitized Utility Tariffs.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2. DATA ACQUISITION.

(a) Installation and Maintenance of Meters. The Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every billing period.

(b) Meter Reading. At least once each billing period, the Servicer shall obtain usage measurements from each Customer; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

Annex I-1

SECTION 3. USAGE AND BILL CALCULATION.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with the Servicer Policies and Practices and applicable MPSC Regulations) at least once each billing period and shall determine therefrom each Customer’s individual Securitized Utility Tariff Charge to be included on such Customer’s Bill.

SECTION 4. BILLING.

The Servicer shall implement the Securitized Utility Tariff Charges as of the Billing Commencement Date and shall thereafter bill each Customer, for the respective Customer’s outstanding current and past due Securitized Utility Tariff Charges accruing through the date on which the Securitized Utility Tariff Charges may no longer be billed under the Tariff, all in accordance with the following:

(a) Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customers’ Securitized Utility Tariff Charges once every applicable billing period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers. In the event that the Servicer makes any material modification to its Servicer Policies and Practices for its own charges, it shall notify the Issuer, the Indenture Trustee, the MPSC and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Bondholders.

(b) Format.

(i) The Servicer shall conform to such requirements regarding the format, structure and text of Bills delivered to Customers as this Agreement, the Financing Order, the Securitization Law and applicable MPSC Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by this Agreement, the Financing Order, the Securitization Law or by applicable MPSC Regulations, the Servicer shall determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c) Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its Customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its Customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

Annex I-2

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect all Billed Securitized Utility Tariff Charge Revenues from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(B)

The Servicer shall apply late payment charges, which may be payable to the extent authorized, to outstanding Customer balances in accordance with applicable MPSC Regulations and as required by the Financing Order. All late payment charges, to the extent available, and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Agreement, and the Issuer shall have no right to share in the same.

(C)	The Servicer shall deliver oral and written past-due and shut-off notices in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(D)	The Servicer shall adhere to and carry out disconnection policies in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(E)	The Servicer may employ the assistance of collection agents in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(F)	The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable MPSC Regulations and Servicer Policies and Practices.

(G)

The Servicer may employ the assistance of collection agents to collect any past-due Securitized Utility Tariff Charges in accordance with applicable MPSC Regulations and Servicer Policies and Practices and the Tariff.

(H)

The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with the Financing Order, applicable MPSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b) of this Annex I.

Annex I-3

(ii) The Servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case if such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders as evidenced by an Officer’s Certificate of the Issuer; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed Securitized Utility Tariffs, in accordance with its Servicer Policies and Practices.

(iii) The Servicer shall accept payment from Customers in respect of Billed Securitized Utility Tariffs in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b) Payment Processing; Allocation; Priority of Payments.

(i) The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Business Days after receipt.

(ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s account in proportion to the charges contained on the outstanding Bill to such Customer.

(iii) If any amounts collected by the Servicer represent partial payments of the total Bill to a Customer, first dollars collected of such payments shall be attributed to past due balances, if any, and the remainder shall be allocated ratably among the Securitized Utility Tariff Charges and other amounts due for that given prior or current period bill in proportion to their percentage of the overall bill.

(iv) The Servicer shall hold all over-payments for the benefit of the Issuer and Evergy Missouri West and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) as such charges become due.

(c) Accounts; Records.

The Servicer shall maintain accounts and records as to the Securitized Utility Tariff Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Securitized Utility Tariff Property and the amounts from time to time remitted to the Collection Account in respect of the Securitized Utility Tariff Property and (ii) to permit the Securitized Utility Tariff Charge Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of Securitized Utility Tariff Charge Collections commingled with the Servicer’s funds may be properly identified and traced.

Annex I-4

(d) Investment of Securitized Utility Tariff Charge Payments Received.

Prior to each Daily Remittance, the Servicer may invest Securitized Utility Tariff Charge Payments received at its own risk and (except as required by applicable MPSC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c), neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e) Calculation of Daily Remittance.

(i) For purposes of calculating the Daily Remittance, the Servicer shall, on each Servicer Business Day, estimate Securitized Utility Tariff Charge Collections based on the daily billed amounts and the Average Days Sales Outstanding, which resulting estimate shall constitute the amount of Estimated Securitized Utility Tariff Charge Collections for such Servicer Business Day. Pursuant to Section 6.11(c) of the Agreement, not less than semi-annually (except in the case of the First Payment Period, which may be longer than six months), but in no event more than sixty (60) days after each Payment Date, the Servicer shall calculate the amount of Actual Securitized Utility Tariff Charge Collections for the immediately preceding Reconciliation Period as compared to the Estimated Securitized Utility Tariff Charge Collections forwarded to the Collection Account in respect of such Reconciliation Period. Such calculation will be provided to the Indenture Trustee in a Reconciliation Certificate in substantially the form appended to the Agreement as Exhibit D.

(ii) All calculations of collections, each update of the Average Days Sales Outstanding and any changes in procedures used to calculate the Estimated Securitized Utility Tariff Charge Collections pursuant to this Section 6(e) shall be made in good faith.

(f) Remittances.

(i) The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii) The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii) In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

Annex I-5

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

See Attached

Schedule 4.01(a)-1

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached.

MONTHLY SERVICER’S CERTIFICATE

Dated as of [_____], 20[__]

Reference is hereby made to the Securitized Utility Tariff Servicing Agreement, dated as of February 23, 2024 (the “Servicing Agreement”) between Evergy Missouri West, Inc., a Delaware corporation, as Servicer (the “Servicer”), and Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability company, as Issuer (the “Issuer”). Capitalized terms used but not defined herein shall have the respective meanings specified in the Servicing Agreement.

Pursuant to Section 3.01(b) of the Servicing Agreement, the Servicer does hereby certify as follows:

Collection Period:

Remittance Dates:

Total	a. Securitized Utility Tariff Charges in Effect	b. Securitized Utility Tariff Charges Billed[1]	c. Estimated Securitized Utility Tariff Charge Collections Deemed Received[2]	d. Estimated Securitized Utility Tariff Charge Collections Remitted[3]

[Signature Page Follows]

[1]	Securitized Utility Tariff Charges billed during Collection Period.
[2]	Estimated Securitized Utility Tariff Charges deemed collected during Collection Period.
[3]

Estimated Securitized Utility Tariff Charges remitted during Collection Period (i.e., Estimated Securitized Utility Tariff Chagres remitted within two Servicer Business Days of deemed collection date).

Exhibit A-2

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate as of the date first above written.

SERVICER:

EVERGY MISSOURI WEST, INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Monthly Servicer’s Certificate

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See Attached.

EXHIBIT B-1

SEMI-ANNUAL SERVICER’S CERTIFICATE

Dated as of [   ], 20[ ]

Pursuant to Section 4.01(c)(ii) of the Securitized Utility Tariff Property Servicing Agreement, dated as of February 23, 2024 (the “Servicing Agreement”), between, EVERGY MISSOURI WEST, INC., a Delaware corporation, as Servicer (the “Servicer”), and EVERGY MISSOURI WEST STORM FUNDING I, LLC, as Issuer (the “Issuer”), the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: ____ to ______

Payment Date: _____________

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

Securitized Utility Tariff Charge Remittances

	a.	Estimated Monthly Securitized Utility Tariff Charges Remitted for ___ Collection Period[1]	$_________

	b.	Estimated Monthly Securitized Utility Tariff Charges Remitted for ___ Collection Period	$_________

	c.	Estimated Monthly Securitized Utility Tariff Charges Remitted for ___ Collection Period	$_________

	d.	Estimated Monthly Securitized Utility Tariff Charges Remitted for ___ Collection Period	$_________

	e.	Estimated Monthly Securitized Utility Tariff Charges Remitted for ___ Collection Period	$_________

	f.	Estimated Securitized Utility Tariff Charges Remitted for ___ Collection Period[2]	$_________

i.	Total Estimated Securitized Utility Tariff Charge Remittances		$_________

ii.	Investment Earnings on Collection Account

		iii. Investment Earnings on Capital Subaccount iv. Investment Earnings on Excess Funds Subaccount v. Investment Earnings on General Subaccount	$_________ $_________ $_________

vi.		General Subaccount Balance (sum of i through y above)	$_________

xii.		Excess Funds Subaccount Balance as of Prior Payment Date	$_________

xiii.		Capital Subaccount Balance as of Prior Payment Date	$_________

ix.		Collection Account Balance (sum of vi through vii above)	$_________

[1]

Includes amounts calculated for the Reconciliation Period for the prior Collection Period, which was settled in [month-date]. Based upon Estimated Securitized Utility Tariff Charges remitted during Collection Period (i.e., Estimated Securitized Utility Tariff Charges remitted within two Servicer Business Days of deemed collection date).

[2]	Does not include reconciliation amounts calculated for the Reconciliation Period for such Collection Period, which will be settled in the month following such Collection Period

EXHIBIT B-2

2.	Outstanding Amounts as of Prior Payment Date:

i.	Tranche A-1 Outstanding Amount	$_________

ii.	Tranche A-2 Outstanding Amount	$_________

iii.	Aggregate Outstanding Amount of all Tranches of Securitized Utility Tariff Bonds	$_________

3.	Required Funding/Payments as of Current Payment Date:	$_________

Principal		Principal Due

i. Tranche A-1		$_________

ii. Tranche A-2		$_________

iii. For all Tranches of Securitized Utility Tariff Bonds:		$_________

Interest Tranche	Interest Rate	Days in Interest Period[3]	Principal Balance	Interest Due

i. Tranche A-1				$__________

ii. Tranche A-2				$__________

iii.	For all Tranches of Securitized Utility Tariff Bonds:			$__________

			Required Level	Funding Required

iv. Capital Subaccount

4. Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture

i. Indenture Trustee Fees and Expenses; Indemnity Amounts[4]				$__________

ii. Servicing Fee				$__________

iii. Administration Fee				$__________

iv. Other Ongoing Financing Costs Expenses				$__________

v. Semi-Annual Interest (including any past-due for prior periods)				$__________

vi. Return on Evergy Missouri West Capital Contribution and any remittance of unpaid upfront financing costs

	Tranche	Aggregate	Per $1000 of Original Principal Amount

1.	Tranche A-1 Interest Payment	$__________	$__________

2.	Tranche A-2 Interest Payment	$__________	$__________

vii.	Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date	$__________

[3]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.
[4]	Subject to $200,000 cap per annum.

EXHIBIT B-3

	Tranche	Aggregate	Per $1000 of Original Principal Amount

1.	Tranche A-1 Principal Payment	$__________	$__________

2.	Tranche A-2 Principal Payment	$__________	$__________

viii.	Semi-Annual Principal			$__________

ix.	Deposit to Excess Funds Subaccount			$__________

x.	Released to Issuer upon Retirement of all Notes			$__________

xi.	Aggregate Remittances as of Current Payment Date			$__________

6.	Subaccount Withdrawals as of Current Payment (if applicable, pursuant to Section 8.02(e) of Indenture:

i.	Excess Funds Subaccount	$__________

ii.	Capital Subaccount	$__________

iii.	Total Withdrawals	$__________

7.	Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Tranche A-1	$__________

ii.	Tranche A-2	$__________

iii.	Aggregate Outstanding Amount of all Tranches of Securitized Utility Tariff Bonds:	$__________

iv.	Excess Funds Subaccount Balance	$__________

v.	Capital Subaccount Balance	$__________

vi.	Aggregate Collection Account Balance	$__________

8.	Shortfalls in Interest and Principal Payments as of Current Payment Date

	i.	Semi-annual Interest

			Tranche A-1 Interest Payment	$__________

			Tranche A-2 Interest Payment	$__________

	ii.	Semi-Annual Principal

			Tranche A-1 Principal Payment	$__________

			Tranche A-2 Principal Payment	$__________

8.	Shortfalls in Required Subaccount Levels as of Current Payment Date

	iii.	Capital Subaccount

EXHIBIT B-4

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate as of the date first above written.

SERVICER:

EVERGY MISSOURI WEST, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT B-5

EXHIBIT C

FORM OF SERVICER’S REGULATION AB CERTIFICATE5

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of EVERGY MISSOURI WEST, INC., a Delaware corporation, as servicer (the “Servicer”), under the Securitized Utility Tariff Servicing Agreement dated as of February 23, 2024 (the “Servicing Agreement”) between the Servicer and EVERGY MISSOURI WEST STORM FUNDING I, LLC, as issuer (the “Issuer”), and further that:

1. The undersigned (a) is responsible under Item 1122(a) of Regulation AB for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) and (b) a review of the Servicer’s activities during the Assessment Period (defined below) and its performance under the Servicing Agreement has been made under the supervision of the undersigned in accordance with Item 1123 of Regulation AB.

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Depositor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

[5]	NTD: to be updated.

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; MPSC rules impose credit standards on retail electric providers who handle customer collections and govern performance requirements of utilities.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Not applicable; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.

EXHIBIT C-2

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

EXHIBIT C-3

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of securitized utility tariff property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (securitized utility tariff charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by MPSC regulations.

EXHIBIT C-4

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; securitized utility tariff charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	Applicable; Servicer maintains ESP deposit accounts in accordance with MPSC rules and regulations.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not Applicable

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

EXHIBIT C-5

	Servicing Criteria	Applicable Servicing Criteria

Reference	Criteria

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable Servicing Criteria set forth above as of and for the period ending the end of the fiscal year covered by the Depositor’s annual report on Form 10-K[, except with respect to the matters identified in the list of Servicer Defaults contained in Annex A attached hereto (if any) and as otherwise set forth below.]6

4. A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable Servicing Criteria set forth above as of and for the period ending the end of the fiscal year covered by the Depositor’s annual report on Form 10-K.

[Signature Page Follows]

[6]	If the Servicer is not in compliance in all material respects with the Servicing Criteria, include description of any material instance of noncompliance.

EXHIBIT C-6

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Regulation AB Certificate as of the date first above written.

SERVICER:

EVERGY MISSOURI WEST, INC.
a Delaware corporation

By:
Name:
Title:

EXHIBIT C-7

ANNEX A

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [__________]:

Nature of Default	Status

ANNEX A-1

EXHIBIT D

FORM OF RECONCILIATION CERTIFICATE7

Dated as of [_____], 20[__]

Reference is hereby made to the Securitized Utility Tariff Property Servicing Agreement, dated as of February 23, 2024 (the “Servicing Agreement”) between Evergy Missouri West Inc., a Delaware corporation, as Servicer (the “Servicer”), and Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability company, as Issuer (the “Issuer”). Capitalized terms used but not defined herein shall have the respective meanings specified in the Servicing Agreement.

Pursuant to Section 4.01(c)(iv) of the Servicing Agreement the Servicer does hereby certify as follows:

Reconciliation Period: [Applicable Period]

Total	a. Estimated Securitized Utility Tariff Charge Collections Received Total ($)	b. Actual Securitized Utility Tariff Charge Payments Received ($)	c. (Remittance Shortfall) or Excess Remittance for this Reconciliation Period ($)[8]

d. Daily remittances previously made by the Servicer to the Collection Account in respect of this Reconciliation Period (a):

e. If (a>b), (c) equals net amount due to the Servicer from the Collection Amount:

f. If (b>a), (c) equals net amount due from the Servicer to the Collection Amount:

Inputs for Reconciliation Period a. Average Days Sales Outstanding b. Actual net uncollectible rate:

[Signature Page Follows]

[7]	NOTE: To be updated.
[8]	A Remittance Shortfall will be expressed as a negative number. Excess Remittance will be expressed as a positive number.

Exhibit D

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Reconciliation Certificate as of the date first above written.

SERVICER:

EVERGY MISSOURI WEST, INC.,
a Delaware corporation

By:
Name:
	Title:	President

EXHIBIT D

EXHIBIT C

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

“Rating Agency Condition” means, with respect to any action, not less than ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitized Utility Tariff Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such Tranche of Securitized Utility Tariff Bonds; provided, that if within such ten (10) Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

EXHIBIT D

METHODS OF ADJUSTMENT AND ALLOCATION

See attached copy of Schedule SUR authorized in Case No. EF-2022-0155, The Petition of Evergy Missouri West, Inc. d/b/a Evergy Missouri West for a Financing Order Authorizing the Financing of Qualified Extraordinary Storm Costs Through an Issuance of Securitized Utility Tariff Bonds

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No. 1	Original Sheet No. 168

Canceling P.S.C. MO. No.	Revised Sheet No.

For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER Schedule SUR

APPLICABILITY

The Securitized Utility Tariff Rider is a non-bypassable charge paid by all existing or future retail customers receiving electrical service from an electrical corporation or its successors or assignees under Commission-approved rate schedules (except for customers receiving electrical service under special contracts on August 28, 2021), even if a customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Missouri.

The Securitized Utility Tariff Rider will be applicable to customers newly served by the Company due to organic growth within its existing service territory or expansion of the Company’s service territory by way of a new certificate of convenience and necessity or a new territorial agreement. The Securitized Utility Tariff Rider will not apply to customers in other utility jurisdictions merged with, or acquired by, the Company in the future. This charge will continue to be applicable to any customers (new or existing) currently served by the Company, but subsequently served by some other electric service provider as a result of a territorial agreement or modification of a territorial agreement, whether the other electric service provider is regulated by this Commission or exempted from regulation by this Commission by any current or future law. In such instance applicable kWh shall be included in all applicable calculations contained herein.

The Securitized Utility Tariff Rider is applicable to energy consumed under the Company’s various rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021. Charges pursuant to this Schedule SUR shall be presented on each customer’s bill as a separate line item including the rate applicable to each kWh and the amount of the total charge. Schedule SUR shall remain applicable to each kWh for so long as the securitized utility tariff bonds are outstanding and until all financing costs have been paid in full, and any necessary true-ups have been made.

Schedule SUR was authorized in Case No. EF-2022-0155, The Petition of Evergy Missouri West, Inc. d/b/a Evergy Missouri West for a Financing Order Authorizing the Financing of Qualified Extraordinary Storm Costs Through an Issuance of Securitized Utility Tariff Bonds. A Special Purpose Entity (“SPE”), or its successors or assignees, as applicable, is the owner of the securitized utility tariff property which includes all rights to impose, bill, charge, collect, and receive the relevant Securitized Utility Tariff Charge and to obtain periodic adjustment to such charges. Company, as servicer or other third-party servicer, shall act as SPE’s collection agent for the relevant Securitized Utility Tariff Charge, separate and apart from the other rates, riders, and charges specified in this Tariff.

Issued:	November 16, 2023	Effective: December 16, 2023

Issued by:	Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No.	1	1st	Revised Sheet No. 168.1

Canceling P.S.C. MO. No.			Original Sheet No. 168.1

			For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER Schedule SUR

APPLICABILITY (continued)

Rates under this Schedule SUR will be adjusted no less frequently than annually in order to ensure that the expected collection of amounts authorized in Case No. EF-2022-0155 is adequate to pay when due, pursuant to the expected amortization schedule, principal and interest on the bonds and pay on a timely basis other financing costs. Schedule SUR rates shall be calculated by dividing the total securitized revenue requirement by the forecasted period projected sales at generation voltage and multiplied by the voltage expansion factor, as shown in the following formula:

SURRx = ((TSRR + CARP + True-Up AmountNextRP) ÷ SRP ) × VAFx

where,

SURR = Schedule SUR Rate for the period, applicable to indicated VAF;

TSRR = Total Securitized Revenue Requirement shall consist of the following items:

1.	Principal
2.	Interest
3.

Financing Costs inclusive of Servicing Fee, Administration Fee, Trustee’s/Trustee’s Counsel Fees and Expenses, Auditing/Accounting Fees, Legal Fees/Expenses for Company’s/Issuer’s Counsel, Rating Agency Surveillance Fees, Return on Capital Account, Printing/Edgarizing Fees, Independent Manager’s Fees, and Miscellaneous.

4.	Bad debts net of prior period collections.
5.

For each of the above, separately, any variations calculated through a reconciliation of the current period TSRR actuals to the projections, forecasts, or estimates to the extent that actuals are available.

CARP = An allowance to the extent necessary to align revenue recovery with payment obligations. This allowance will be returned to ratepayers when no longer necessary;

SRP = Forecasted recovery period retail sales to all applicable customers, at the generation level;

VAFX = Expansion factor by voltage level1

VAFTrans = Expansion factor for transmission voltage customers

VAFSub = Expansion factor for substation to transmission voltage customers

VAFPrim = Expansion factor for primary to substation voltage customers

VAFSec = Expansion factor for lower than primary voltage customers

1In the event more delineated voltage adjustments become implemented in the Fuel Adjustment Clause, such service levels shall be incorporated into this rider at the next true-up.

Issued: February 16, 2024	Effective: February 26, 2024
Issued by: Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No.	1	1st	Revised Sheet No.	168.2

Canceling P.S.C. MO. No.	1		Original Sheet No.	168.2

			For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER
Schedule SUR

RECOVERY PERIODS

“Recovery Period” (RP) means the period for which a given SURR tariff sheet is in effect. The initial Recovery Period shall begin on the effective date of the first tariff providing an effective SURR and conclude the day prior to the next occurring for the Billing Months of April 2024 through October 2024. Subsequent RPs will occur until all TSRR has been paid in full.

RPs will generally begin with the November Billing Month unless required to accommodate a True-Up, and will be 12 months in duration unless required to accommodate a True-Up. If an RP is less than 12 months in duration the Recovery Period Amount and related calculations shall be prorated accordingly.

To accommodate timing of SURR tariff sheet filings, some required data contemplated to be actual may be projected as of the time of filing. To the extent projected data for one or more months is used to calculate subsequent SURRs, in subsequent SURR filings such projections will be reconciled against actual data as it becomes available.

TRUE-UP

The Company as servicer shall file proposed SURR tariff sheets implementing a True-Up and bearing a 30-day effective date, no less frequently than annually. At the servicer’s discretion, SURR tariff sheet filings implementing a True-Up may be made semi-annually, or more frequently, by tariff filing bearing a 30-day effective date. All supporting materials shall be included in such filings. Workpapers and necessary documentation supporting each element of the TSRR shall be included under affidavit with each SURR tariff sheet filing. If cost to Evergy to perform its servicing and administrative services under the Servicing Agreement and the Administration Agreement is less than what the Company is paid for those services, then that difference in cost shall be tracked by Evergy and included in a regulatory liability account to be addressed in Evergy’s next general rate case.

The Company shall time the tariff filing such that the effective date of the tariff is the first day of a calendar month.

SURR tariff sheet filings implementing a True-Up and incorporating revised SURRs calculations shall be made quarterly beginning twelve months prior to the final scheduled payment date of the last tranche of the securitized utility tariff bonds.

Issued:	February 15, 2024	Effective: February 23, 2024
Issued by:	Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No.	1	Original Sheet No.	168.3

Canceling P.S.C. MO. No.		Revised Sheet No.

		For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER

Schedule SUR

TRUE-UP AND SURR TARIFF SHEET FILING FORMULA

True-Up AmountNextRP = Periodic Payment RequirementCurrent RP – SUTC RemittancesCurrentRP

Where;

Periodic Payment Requirement = The portion of the TSRR used to calculate the current SURRs applicable to the current RP.

SUTC Remittances = The SUR revenue received or projected to be received during the current RP resulting from the application of current SURR.

To accommodate timing of SURR tariff sheet filings, some required data contemplated to be actual may be projected as of the time of filing. To the extent projected data for one or more months is used to calculate subsequent SURRs, in subsequent SURR filings such projections will be reconciled against actual data as it becomes available.

At the time of each True-Up, the servicer will provide a new TSRR amount for the coming RP which shall incorporate any variations calculated through a reconciliation of the current period TSRR actuals to the projections, forecasts, or estimates to the extent that actuals are available. The Company will provide its best available SRP forecast, and all supporting information.

To accommodate RPs of varying lengths and true-up of projected data, SRP forecasts by calendar month relied upon for SURR tariff sheet calculation shall be provided to Staff and retained by the Company.

Issued:	November 16, 2023	Effective: December 16, 2023
Issued by:	Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No. 1	Original Sheet No. 168.4

Canceling P.S.C. MO. No.	Revised Sheet No.

For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER Schedule SUR

ADDITIONAL TERMS

1.

Treatment of partial payments on customer bills – the first dollars collected would be attributed to past due balances, if any. To the extent that a customer remits an amount less than the full amount due for a given prior or current period, the charges under Schedule SUR shall be prorated with other amounts due for that given prior or current period bill.

2.

Treatment for Net Metering Rates – For customers subject to billing under the Net-metering Easy Connection Act (Act), if the electricity supplied by the Company exceeds the electricity generated by the customer-generator during a billing period, the customer-generator shall be billed to the applicable SURR for each kWh as netted pursuant to the terms of the Act and this tariff. If the electricity generated by the customer-generator exceeds the electricity generated by the customer-generator during a billing period, the customer shall not be issued a credit based on the SURR applicable to each kWh as netted pursuant to the terms of the Act and this tariff, nor shall the SURR be considered to be part of the avoided fuel cost of the Company for purposes of the Act. For customers who are authorized to back-flow energy under some other provision of law, or for any portion of back-flowed energy that exceeds that authorized under the terms of applicable net-metering provisions, the SURR shall be applicable to each kWh provided by the Company, without any offset.

3.	Inapplicability of Discounts – Charges under Schedule SUR are payable in full and are not eligible for any discount.

4.	Filing Procedure

Initial Rate Filing:

In accordance with the provisions of sections 393.1700.2(3)(c)i and 393.1700.2(3)(h), prior to the issuance of bonds, the Company shall submit to the Commission, no later than one business day after the pricing of the securitized utility tariff bonds, an issuance advice letter and revised Schedule SUR tariff bearing a proposed effective date being the date the securitized utility tariff bonds are to be issued. The issuance advice letter shall report the initial securitized utility tariff charges and other information specific to the securitized utility tariff bonds to be issued, as the Commission may require. The Company may proceed with the issuance of the securitized utility tariff bonds unless, prior to noon on the fourth business day after receipt of the issuance advice letter, the Commission issues a disapproval letter directing that the securitized utility tariff bonds as proposed shall not be issued and the basis for that disapproval.

For all filings:

On or before each filing, the Company shall prepare and file under affidavit the workpapers and supporting documentation supporting the Total Securitized Revenue Requirement and SUR Rates being filed, ensuring that all SUR Rates in effect for a current period are published at all times bills are rendered for service at that rate, and an SUR Rate is not applied to usage that occurred prior to the effective date of the SUR Rate.

Issued:	November 16, 2023	Effective: December 16, 2023

Issued by:	Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EVERGY MISSOURI WEST, INC. d/b/a EVERGY MISSOURI WEST

P.S.C. MO. No. 1	1st	Revised Sheet No. 168.5

Canceling P.S.C. MO. No. 1		Original Sheet No. 168.5

For Missouri Retail Service Area

SECURITIZED UTILITY TARIFF RIDER Schedule SUR

SECURITIZED REVENUE REQUIREMENT AND SUR RATE

These rates shall apply to the Billing Months on and after April 2024.

1	Principal and Interest		$24,572,060

2	Prior Securitized Revenue Requirement True-Up Amount	+	$0

3	Other Financing Costs	+	$417,000

4	Total Securitized Revenue Requirement	=	$24,989,060

5	Forecasted Sales at Generation Level (SRP) for April 2024 – October 2024	÷	5,063,002,764

6	SUR Rate	=	$0.00494

	Loss Adjusted SUR Rates

7	Secondary (SUR Rate x VAFSec 1.0766) per kWh	=	$0.00532

8	Primary (SUR Rate x VAFPrim 1.0503) per kWh	=	$0.00519

9	Substation (SUR Rate x VAFSub 1.0388) per kWh	=	$0.00513

10	Transmission (SUR Rate x VAFTrans 1.0300) per kWh	=	$0.00509

Issued:	February 15, 2024	Effective: February 23, 2024

Issued by:	Darrin R. Ives, Vice President	1200 Main, Kansas City, MO 64105

EXHIBIT E

UCC-3 FINANCING STATEMENT AMENDMENTS

UCC FINANCING STATEMENT AMENDMENT FOLLOW INSTRUCTIONS A. NAME & PHONE OF CONTACT AT SUBMITTER (optional) B. E-MAIL CONTACT AT SUBMITTER (optional) C. SEND ACKNOWLEDGMENT TO: (Name and Address) Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606
Print Reset SEE BELOW FOR SECURED PARTY CONTACT INFORMATION THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1a. INITIAL FINANCING STATEMENT FILE NUMBER 1b. (or This recorded) FINANCING in the STATEMENT REAL ESTATE AMENDMENT RECORDS .is Filer: to be attach ff led [for Amendment record] Addendum 2020 6131264 filed 09/04/2020 (Form UCC3Ad) and provide Debtor’s name in item 13.
2. TERMINATION: Eff ectiveness of the Financing Statement identiff ed above is terminated with respect to the security interest(s) of Secured Part(y)(ies) authorizing this Termination Statement
3. ASSIGNMENT: Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9 For partial assignment, complete items 7 and 9; check ASSIGN Collateral box in Item 8 and describe the aff ected collateral in item 8
4. CONTINUATION: Eff ectiveness of the Financing Statement identiff ed above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law
5. PARTY INFORMATION CHANGE:
Check one of these two boxes: AND Check one of these three boxes to:
CHANGE name and/or address: Complete ADD name: Complete item DELETE name: Give record name This Change aff ects Debtor or Secured Party of record item 6a or 6b; and item 7a or 7b and item 7c 7a or 7b, and item 7c to be deleted in item 6a or 6b
6. CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)
6a. ORGANIZATION’S NAME
OR
6b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
7. CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name)
7a. ORGANIZATION’S NAME
OR
7b. INDIVIDUAL’S SURNAME
INDIVIDUAL’S FIRST PERSONAL NAME
INDIVIDUAL’S ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
7c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
8. COLLATERAL CHANGE: Check only one box: ADD collateral DELETE collateral 4 RESTATE covered collateral ASSIGN* collateral Indicate collateral: *Check ASSIGN COLLATERAL only if the assignee’s power to amend the record is limited to certain collateral and describe the collateral in Section 8
See Exhibit A, consisting of three (3) pages, attached hereto and made a part hereof.
This Financing Statement, together with Exhibit A, is a total of four (4) pages.
The Debtor is a Transmitting Utility.
9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment) If this is an Amendment authorized by a DEBTOR, check here and provide name of authorizing Debtor
9a. ORGANIZATION’S NAME
The Toronto-Dominion Bank
OR
9b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
10. OPTIONAL FILER REFERENCE DATA:
File with Delaware Secretary of State; 20654222-23; 761924098; Debtor: Evergy Missouri West, Inc.
FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 07/01/23)

Exhibit A

to

UCC-3 Financing Statement

DEBTOR/SELLER

Evergy Missouri West, Inc.

c/o Evergy, Inc.

1200 Main Street

Kansas City, MO 64105

ASSIGNOR SECURED PARTY/BUYER

Evergy Missouri West Receivables Company

3883 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

TOTAL ASSIGNEE OF

ASSIGNOR SECURED PARTY/BUYER (“TOTAL ASSIGNEE”)

The Toronto-Dominion Bank

130 Adelaide Street West, 12th Floor

Toronto, ON, M5H 3P5

The collateral covered by this financing statement is all of the Debtor’s/Seller’s right, title and interest in and to all Receivables, the Related Security, the Collections, the Lock-Boxes, the Collection Accounts and the Approved Accounts (including the proceeds thereof), now existing and thereafter created.

The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Agent” has the meaning assigned to it under the Receivables Sale Agreement.

“Approved Account” means each of the accounts listed in the Receivables Sale Agreement, as revised pursuant thereto, maintained at an Approved Account Bank in the name of the Debtor/Seller.

“Approved Account Bank” means any bank at which the Debtor/Seller maintains one or more Approved Accounts.

“Collection Account” means each of the accounts listed in the Receivables Sale Agreement, as revised pursuant thereto, maintained at a Collection Account Bank in the name of the Assignor Secured Party/Buyer.

“Collection Account Bank” means any bank at which the Assignor Secured Party/Buyer maintains one or more Collection Accounts.

“Collections” means any amount paid on a Receivable or any amount paid or deemed paid as a Deemed Collection under the Receivables Sale Agreement.

“Deemed Collections” has the meaning assigned to it under the Receivables Sale Agreement.

“Excluded Receivables” means all Securitization Bond Charges.

“Governmental Authority” means any (a) Federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

“Lock-Box” means each post office box or bank box listed in the Receivables Sale Agreement, as revised pursuant thereto.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

“Person” means an individual, partnership, corporation, association, joint venture, Governmental Authority or other entity of any kind.

“Purchasers” has the meaning assigned to it under the Receivables Sale Agreement.

“Qualified Securitization Bond Issuer” means a subsidiary of the Debtor/Seller or other entity formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the laws authorization utility securitization transactions in Kansas and Missouri) or similar order issued by the Missouri Public Service Commission or State Corporation Commission of the State of Kansas, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c) of this definition; provided, however, that the Assignor Secured Party/Buyer shall not constitute a Qualified Securitization Bond Issuer.

“Receivable” means each obligation of an Obligor to pay for the delivery or sale by an Originator of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area and includes such Originator’s rights to payment of any interest or finance charges and all proceeds of the foregoing. Notwithstanding anything contained in the Receivables Sale Agreement to the contrary, the term “Receivable” shall not include any Excluded Receivable.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of September 4, 2020 among the Assignor Secured Party/Buyer, the Debtor/Seller, the Total Assignee, as the Agent and as a Purchaser, and Reliant Trust, as a Purchaser, as such agreement may be amended or modified from time to time

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights) relating to such Receivable or the related Obligor.

“Related Security” means all security interests, guaranties and property securing or supporting payment of the Receivables, all Records and all proceeds of the foregoing.

“Securitization Bond Charges” means charges imposed upon customers of the Debtor/Seller where such charges (i) are created pursuant to a “financing order” (as such term is defined in the laws authorization utility securitization transactions in Missouri and Kansas) or similar order issued by the Missouri Public Service Commission or State Corporation Commission of the State of Kansas, (ii) which charges or the related receivables and the related purchased property are collateral for securities issued by the Debtor/Seller or a Qualified Securitization Bond Issuer and (iii) do not include any obligation of an Obligor to pay for the delivery or sale by the Debtor/Seller of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area or the Debtor/Seller’s rights to payment of any interest or finance charges in respect of the items described in this clause (iii) or proceeds in respect of the items described in this clause (iii).

Capitalized terms used herein but not defined have the meanings given to such terms in the Receivables Sale Agreement.

A purchase of, or security interest in, any collateral described in this financing statement by any entity other than the Assignor Secured Party/Buyer or the Total Assignee will violate the rights of the Assignor Secured Party/Buyer and the Total Assignee.

UCC FINANCING STATEMENT AMENDMENT
FOLLOW INSTRUCTIONS
A. NAME & PHONE OF CONTACT AT SUBMITTER (optional) B. E-MAIL CONTACT AT SUBMITTER (optional) C. SEND ACKNOWLEDGMENT TO: (Name and Address)
Mayer Brown LLP
71 S. Wacker Drive Chicago, IL 60606
Print Reset
SEE BELOW FOR SECURED PARTY CONTACT INFORMATION THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1a. INITIAL FINANCING STATEMENT FILE NUMBER 1b. (or This recorded) FINANCING in the STATEMENT REAL ESTATE AMENDMENT RECORDS .is Filer: to be attach fi led [for Amendment record] Addendum 2012 2106708 filed 06/01/2012 (Form UCC3Ad) and provide Debtor’s name in item 13.
2. TERMINATION: Eff ectiveness of the Financing Statement identifi ed above is terminated with respect to the security interest(s) of Secured Part(y)(ies) authorizing this Termination Statement
3. ASSIGNMENT: Provide name of Assignee in item 7a or 7b, and address of Assignee in item 7c and name of Assignor in item 9 For partial assignment, complete items 7 and 9; check ASSIGN Collateral box in Item 8 and describe the aff ected collateral in item 8
4. CONTINUATION: Eff ectiveness of the Financing Statement identifi ed above with respect to the security interest(s) of Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law
5. PARTY INFORMATION CHANGE:
Check one of these two boxes: AND Check one of these three boxes to:
CHANGE name and/or address: Complete ADD name: Complete item DELETE name: Give record name This Change aff ects Debtor or Secured Party of record item 6a or 6b; and item 7a or 7b and item 7c 7a or 7b, and item 7c to be deleted in item 6a or 6b
6. CURRENT RECORD INFORMATION: Complete for Party Information Change - provide only one name (6a or 6b)
6a. ORGANIZATION’S NAME
OR
6b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
7. CHANGED OR ADDED INFORMATION: Complete for Assignment or Party Information Change - provide only one name (7a or 7b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name)
7a. ORGANIZATION’S NAME
OR
7b. INDIVIDUAL’S SURNAME
INDIVIDUAL’S FIRST PERSONAL NAME
INDIVIDUAL’S ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
7c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY
8. COLLATERAL CHANGE: Check only one box: ADD collateral DELETE collateral 4 RESTATE covered collateral ASSIGN* collateral Indicate collateral: *Check ASSIGN COLLATERAL only if the assignee’s power to amend the record is limited to certain collateral and describe the collateral in Section 8
See Exhibit A, consisting of three (3) pages, attached hereto and made a part hereof.
This Financing Statement, together with Exhibit A, is a total of four (4) pages.
The Debtor is a Transmitting Utility.
9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT: Provide only one name (9a or 9b) (name of Assignor, if this is an Assignment) If this is an Amendment authorized by a DEBTOR, check here and provide name of authorizing Debtor
9a. ORGANIZATION’S NAME
The Toronto-Dominion Bank
OR
9b. INDIVIDUAL’S SURNAME FIRST PERSONAL NAME ADDITIONAL NAME(S)/INITIAL(S) SUFFIX
10. OPTIONAL FILER REFERENCE DATA:
File with Delaware Secretary of State; 20654222-24; 761924203; Debtor: Evergy Missouri West, Inc.
FILING OFFICE COPY — UCC FINANCING STATEMENT AMENDMENT (Form UCC3) (Rev. 07/01/23)

Exhibit A

to

UCC-3 Financing Statement

DEBTOR/SELLER

Evergy Missouri West, Inc.

c/o Evergy, Inc.

1200 Main Street

Kansas City, MO 64105

ASSIGNOR SECURED PARTY/BUYER

Evergy Missouri West Receivables Company

3883 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

TOTAL ASSIGNEE OF

ASSIGNOR SECURED PARTY/BUYER (“TOTAL ASSIGNEE”)

The Toronto-Dominion Bank

130 Adelaide Street West, 12th Floor

Toronto, ON, M5H 3P5

The collateral covered by this financing statement is all of the Debtor’s/Seller’s right, title and interest in and to all Receivables, the Related Security, the Collections, the Lock-Boxes, the Collection Accounts and the Approved Accounts (including the proceeds thereof), now existing and thereafter created.

The following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Agent” has the meaning assigned to it under the Receivables Sale Agreement.

“Approved Account” means each of the accounts listed in the Receivables Sale Agreement, as revised pursuant thereto, maintained at an Approved Account Bank in the name of the Debtor/Seller.

“Approved Account Bank” means any bank at which the Debtor/Seller maintains one or more Approved Accounts.

“Collection Account” means each of the accounts listed in the Receivables Sale Agreement, as revised pursuant thereto, maintained at a Collection Account Bank in the name of the Assignor Secured Party/Buyer.

“Collection Account Bank” means any bank at which the Assignor Secured Party/Buyer maintains one or more Collection Accounts.

“Collections” means any amount paid on a Receivable or any amount paid or deemed paid as a Deemed Collection under the Receivables Sale Agreement.

“Deemed Collections” has the meaning assigned to it under the Receivables Sale Agreement.

“Excluded Receivables” means all Securitization Bond Charges.

“Governmental Authority” means any (a) Federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

“Lock-Box” means each post office box or bank box listed in the Receivables Sale Agreement, as revised pursuant thereto.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

“Person” means an individual, partnership, corporation, association, joint venture, Governmental Authority or other entity of any kind.

“Purchasers” has the meaning assigned to it under the Receivables Sale Agreement.

“Qualified Securitization Bond Issuer” means a subsidiary of the Debtor/Seller or other entity formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the laws authorization utility securitization transactions in Kansas and Missouri) or similar order issued by the Missouri Public Service Commission or State Corporation Commission of the State of Kansas, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c) of this definition; provided, however, that the Assignor Secured Party/Buyer shall not constitute a Qualified Securitization Bond Issuer.

“Receivable” means each obligation of an Obligor to pay for the delivery or sale by an Originator of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area and includes such Originator’s rights to payment of any interest or finance charges and all proceeds of the foregoing. Notwithstanding anything contained in the Receivables Sale Agreement to the contrary, the term “Receivable” shall not include any Excluded Receivable.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of September 4, 2020 among the Assignor Secured Party/Buyer, the Debtor/Seller, the Total Assignee, as the Agent and as a Purchaser, and Reliant Trust, as a Purchaser, as such agreement may be amended or modified from time to time

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights) relating to such Receivable or the related Obligor.

“Related Security” means all security interests, guaranties and property securing or supporting payment of the Receivables, all Records and all proceeds of the foregoing.

“Securitization Bond Charges” means charges imposed upon customers of the Debtor/Seller where such charges (i) are created pursuant to a “financing order” (as such term is defined in the laws authorization utility securitization transactions in Missouri and Kansas) or similar order issued by the Missouri Public Service Commission or State Corporation Commission of the State of Kansas, (ii) which charges or the related receivables and the related purchased property are collateral for securities issued by the Debtor/Seller or a Qualified Securitization Bond Issuer and (iii) do not include any obligation of an Obligor to pay for the delivery or sale by the Debtor/Seller of steam, electricity, steam-related services and electricity-related services to retail customers within its general service area or the Debtor/Seller’s rights to payment of any interest or finance charges in respect of the items described in this clause (iii) or proceeds in respect of the items described in this clause (iii).

Capitalized terms used herein but not defined have the meanings given to such terms in the Receivables Sale Agreement.

A purchase of, or security interest in, any collateral described in this financing statement by any entity other than the Assignor Secured Party/Buyer or the Total Assignee will violate the rights of the Assignor Secured Party/Buyer and the Total Assignee.